UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) – June 18, 2003

PHOTOGEN TECHNOLOGIES, INC.

(Exact name as specified in its charter)

NEVADA	0-23553	62-1742885
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6175 Lusk Boulevard San Diego, California		92101
(Address of principal executive offices)		(Zip Code)

(215) 862-6860
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 7.                          FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

This Form 8-K/A is being filed to include the financial statements set forth in section (a) below and the pro forma financial information set forth in section (b) below.  No other changes are being made to the Form 8-K filed by Photogen Technologies, Inc. on June 20, 2003.

(a)                    Financial Statements of Business Acquired.

Report of Ernst & Young LLP, Independent Auditors

The Board of Directors and Stockholders

Photogen Technologies, Inc.

We have audited the accompanying statement of assets acquired and liabilities assumed of the Imagent Business, an integrated operation of Alliance Pharmaceutical Corp. (“Alliance”), as of March 31, 2003 and statements of revenues and direct expenses for the nine months ended March 31, 2003 and the year ended June 30, 2002. These statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statements presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement of assets acquired and liabilities assumed and the statements of revenues and direct expenses were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 the and are not intended to be a complete presentation of the Company’s financial position and operating results.

In our opinion, the statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the Imagent Business at March 31, 2003 and the revenues and direct expenses of the Imagent Business for the nine months ended March 31, 2003 and the year ended June 30, 2002, in conformity with accounting principles generally accepted in the United States.

For the nine months ended March 31, 2003 and the year ended June 30, 2002, the Imagent Business was an integrated operation of Alliance. Consequently, as indicated in Note 1, these statements have been derived from the consolidated financial statements and accounting records of Alliance and reflect significant assumptions and allocations. Moreover, as indicated in Note 1, the Imagent Business relied on Alliance for administrative management and other services. The results of operations of the Imagent Business could differ from those that would have resulted had the Imagent Business operated autonomously or as an entity independent of Alliance.

The accompanying statements have been prepared assuming that the Imagent Business will continue as a going concern. As more fully described in Note 1, the Imagent Business has incurred recurring operating losses and has negative working capital. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. (Management’s plans in regard to these matters are also described in Note 1.) The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

/s/ ERNST & YOUNG LLP

San Diego, California

July 19, 2003

Imagent Business

Statement of Assets Acquired and Liabilities Assumed

March 31, 2003

Assets Acquired

Property and equipment, net	$7,240,145
Total assets purchased	$7,240,145

Liabilities Assumed
Accounts payable	$2,212,164
Accrued liabilities	2,272,482
Accrued interest	1,262,503
Debt obligations — current	14,385,246
Total liabilities assumed	$20,132,395

See accompanying notes.

Imagent Business

Statements of Revenues and Direct Expenses

	Nine Months Ended March 31, 2003	Year Ended June 30, 2002

Revenues	$—	$—

Expenses:
Research and development	8,645	12,892
General and administrative	4,006	4,680
Total costs and expenses	12,651	17,572

Expenses in excess of revenues	$(12,651)	$(17,572)

See accompanying notes.

Imagent Business

Notes to Statement of Assets Acquired and Liabilities Assumed

and Statements of Revenue and Direct Expenses

March 31, 2003

1. Summary of Significant Accounting Policies

Asset Acquisition and Basis of Presentation

On June 18, 2003, Photogen Technologies, Inc. (“Photogen”) acquired certain assets and assumed certain liabilities from Alliance Pharmaceutical Corp. (“Alliance”) for approximately $1,100,000 in cash, including $465,000 of acquisition costs, and $3.5 million of Photogen common stock. During the period between 90 and 365 days subsequent to the closing and subject to reaching satisfactory agreements with certain secured and unsecured creditors, Photogen is obligated to pay up to $3 million and deliver up to an aggregate of 954,142 shares of its common stock to the creditors. In addition, subsequent to the closing and through 2010, Photogen is obligated to pay Alliance further consideration in the form of an earn-out based on Imagent revenue invoiced (subject to certain reductions). In addition, Photogen has provided bridge financing to Alliance, which bears interest at a rate of 8%, and as of March 31, 2003, Alliance had received $2.8 million from Photogen. This amount is included as debt obligations in the accompanying Statement of Assets Acquired and Liabilities Assumed.

The assets acquired by Photogen include all of Alliance’s assets related to designing, developing, manufacturing, marketing, selling, licensing, supporting and maintaining its Imagent® product, an ultrasound contrast agent that was approved by the Federal Food & Drug Administration (“FDA”) for marketing in the United States in June 2002 (the “Imagent Business”).

As an integrated operation of Alliance, the Imagent Business did not, in the normal course of operations, prepare separate financial statements in accordance with accounting principles generally accepted in the United States. The accompanying financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”) for presentation of less than full financial statements and for inclusion in Photogen’s Current Report on Form 8-K. These financial statements are not intended to be a complete presentation of the Imagent Business’ financial position and operating results. The Statement of Assets Acquired and Liabilities Assumed include assets and liabilities that are purchased or assumed by Photogen. The Statements of Revenues and Direct Expenses include direct charges for expenses and indirect charges for other common expenses and corporate expenses. Common expenses include, but are not limited to, shared services, such as human resources, accounting, information technology, and legal services. Common and corporate expenses are charged to the business unit based on direct labor hours, which is deemed to be a practical and reasonable method. There was no direct interest expense incurred by or allocated to the Imagent Business, therefore, no interest expense has been reflected in these financial statements. These financial statements are not necessarily indicative of the results of operations that would have occurred if the Imagent Business had been an independent company.

The Company’s fiscal quarters are generally 13 weeks ending on the Sunday closest to September 30, December 31 and March 31. The Company’s fiscal year ends on June 30.

Going Concern

The accompanying financial statements are prepared assuming the Imagent Business is a going concern. Photogen believes it lacks sufficient working capital to fund the operations of the Imagent Business for the twelve months ending March 31, 2004. Therefore, substantial additional capital resources will be required to fund the ongoing operations related to Imagent Business’ research, development, manufacturing and business development activities. Photogen’s management believes that there are a number of potential alternatives available to meet the continuing capital requirements such as public or private financings or collaborative agreements but there can be no assurance that the financing arrangements will be consummated in the necessary time frames needed for continuing operations. The accompanying financial statements do not include any adjustment to reflect the possible future effects on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Furniture, fixtures and equipment are stated at cost and related depreciation is computed using the straight-line method over the estimated useful lives of three to nine years. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives of the assets or the lease term. Depreciation expense totaled $1,682,991 and $2,450,689 for the nine months ended March 31, 2003 and the year ended June 30, 2002, respectively.

Impairment of Long-Lived Assets

Long-lived assets are assessed for potential impairment when there is evidence that events or changes in circumstances indicate that the carrying amount of an asset may not be recovered. An impairment loss would be recognized when an asset’s fair value, determined based on undiscounted cash flows expected to be generated by the asset, is less than its carrying amount. The impairment loss would be measured as the amount by which the asset’s carrying value exceeds its fair value.

Research and Development

Research and development costs are expensed as incurred. Research and development expenditures include the cost of salaries and benefits for clinical, scientific, manufacturing, engineering and operations personnel, payments to outside researchers for preclinical and clinical trials and other product development work, payments related to facility lease and utility expenses, depreciation and amortization, patent costs, as well as other expenditures.

2. Balance Sheet Information

Property and Equipment

Property and equipment consist of the following (in thousands):

March 31, 2003
Furniture, fixtures, and equipment	$6,606
Leasehold improvements	10,636
17,242
Accumulated depreciation and amortization	(10,002)
$7,240

Accounts Payable

Certain accounts payable at March 31, 2003, were subject to negotiation with vendors for a reduced repayment amount. Based on these settlement negotiations, the Imagent Business has reduced $2,347,622 of vendor liabilities to $568,652, which is included in accounts payable in the Statement of Assets Acquired and Liabilities Assumed as of March 31, 2003. There is a remaining balance of $1,288,004, which is included in accounts payable, still subject to ongoing negotiation and may settle for less. However, there is no certainty that negotiation will be successful. As of March 31, 2003, there are accounts payable of $355,508, which are not subject to negotiation with vendors.

Accrued Liabilities

Accrued liabilities consist of the following (in thousands):

March 31, 2003
Payroll and related expenses	$1,519
Rent and related operating expenses	79
Other	674
$2,272

3. Debt

As part of Photogen’s purchase of the Imagent Business, Photogen will assume certain debt obligations of Alliance totaling $3,750,000 plus unpaid accrued interest. Photogen entered into a series of agreements with two of Alliance’s creditors, Xmark Fund, L.P. and Xmark Fund, Ltd. (collectively, “Xmark”). On May 2, 2003, Photogen executed a Going Forward Agreement with Xmark to extend the period during which Xmark had refrained from exercising its rights as a creditor against Alliance to permit Photogen to complete the acquisition of the Imagent Business. Also in May 2003, Photogen executed a Participation Agreement with Xmark pursuant to which Photogen agreed to purchase a one-third undivided interest in Xmark’s loan to Alliance. Photogen paid $1,250,000 for this partipation. As a result, Photogen will have an undivided one-third interest in Alliance’s assets that are collateral for the Xmark loan by virtue of the Participation Agreement; however, Photogen has a lien subordinate to Xmark relating to the Imagent Business.

At the closing of Photogen’s purchase of the Imagent Business, Photogen delivered a promissory note to Xmark in the total principal amount of $2,500,000. This note is payable in two equal installments on August 5, 2003 and November 3, 2003 or, if sooner, at the time Photogen completes a financing resulting in at least $18,000,000 of gross proceeds. Interest on the note to Xmark accrues at 3% over the prime rate and is payable in shares of Photogen common stock. At the closing of the Imagent Business acquisition, Photogen issued Xmark 1,056,144 shares of its common stock for the interest that had accrued to that date.

Photogen’s obligations to Xmark are secured by a first priority security interest on the Imagent tangible and intangible assets. Xmark would be entitled to foreclose on its lien covering these assets if Photogen defaults on its obligations to Xmark, if Photogen loses FDA approval for Imagent, if Photogen fails to pay other debts, or if Photogen files for bankruptcy protection or similar matters.

Photogen failed to pay the August 5, 2003 principal payment to Xmark and a notice of default was sent to Photogen. Subsequently, on August 18, 2003, Photogen entered into a letter agreement with Xmark whereby Photogen will make an immediate cash payment of $1,250,000 to Xmark, Xmark will rescind the default notice previously delivered to Photogen, Photogen remains obligated to make a second principal payment of $1,250,000 on the earlier to occur of November 3, 2003 or the consummation of one or more institutional financings resulting in aggregate gross proceeds of at least $18,000,000.

Photogen will have the right to extend the November 3, 2003 due date monthly until April 3, 2004 for a fee (and not as a reduction of any amounts due and owing under the promissory notes) ranging from $50,000 to $100,000 a month.

Photogen also entered into release agreements for $1.0 million in cash and $3.7 million in common stock so that the various secured creditors of Alliance will have no recourse against Photogen in the case of default by Alliance.

4. Commitments and Contingencies

Leases

The Imagent Business leases its facilities and certain equipment under non-cancelable operating leases, which expire at various times through 2008. The leases require the Company to pay for all maintenance, insurance and property taxes.

Annual future minimum obligations for operating leases as of March 31, 2003 are as follows (in thousands):

Operating Lease Obligations
Three months ending June 30, 2003	$192
Twelve months ending June 30, 2004	913
Twelve months ending June 30, 2005	931
Twelve months ending June 30, 2006	949
Twelve months ending June 30, 2007	863
Thereafter	588
Total minimum lease payments	$4,436

Rent expense was $757,963 and $1,073,366 for the nine months ended March 31, 2003 and for the year ended June 30, 2002, respectively.

License Agreements

In September 1997, Alliance entered into the Schering License Agreement, which provides Schering with worldwide exclusive marketing and manufacturing rights, drug compositions, and medical devices and systems related to perfluorocarbon ultrasound imaging products, including Imagent. In February 2002, the agreement with Schering was modified to give Alliance exclusive rights to market the product in the U.S. for cardiology indications for a five-year period, with Schering to be paid a nominal royalty on such sales. At the expiration of the five-year period, Alliance has the option to acquire all of the Schering’s rights to the product on a worldwide basis or, alternatively, to allow Schering the opportunity to obtain co-promotion rights along with Alliance. The rights Alliance has under the Schering License Agreement will be transferred to Photogen at the consummation of its acquisition of the Imagent Business.

Concurrent with the restructuring of the Schering agreement in 2002, Alliance entered into a five-year exclusive agreement with Cardinal Health, Inc. (“Cardinal”) to assist the marketing of Imagent. Under the agreement, Cardinal will perform certain packaging, distribution, and sales services for Alliance under a fee-for-service arrangement. Cardinal has extended to Alliance a revolving line of credit, up to $5 million, which will be repaid from product revenues and bears interest at a rate of 10%. On March 31, 2003, the balance outstanding on this line of credit was $2,135,471 and is included as debt obligations in the accompanying Statement of Assets Acquired and Liabilities Assumed. Photogen will assume the Cardinal agreement from Alliance at the consummation of the Imagent acquisition. In addition, the Company owes approximately $1.0 million to three companies, who provide support in connection with the Cardinal agreement. This additional amount owed is included as debt obligations in the accompanying Statement of Assets Acquired and Liabilities Assumed.

5. Litigation

In June, 2003, Photogen filed a civil action complaint in the United States District Court for the District of New Jersey against Amersham Health Inc. The case is captioned as Photogen Technologies, Inc. and Alliance Pharmaceutical Corp. v. Amersham Health Inc. et al., Civil Action No. 03CV2853(SRC). Photogen’s complaint alleges that principally through their Optison® product, Amersham Health Inc. and related Amersham entities infringe on seven patents owned by Photogen. Photogen is also seeking a declaration that the claims of fourteen Amersham patents are invalid and are not infringed by Photogen’s Imagent product. Alliance is also a plaintiff in the suit. Photogen is seeking damages, an injunction against Amersham, a declaratory judgement and other relief. Amersham filed an answer dated July 18, 2003 denying material allegations of Photogen’s claims and asserting certain affirmative devenses and counterclaims. Amersham’s counterclaims against Photogen include claims of patent infringement, breach of contract, breach of good faith and fair dealing, and tortuous interference with contract. On July 29, 2003, the European Patent Office revoked Amersham’s European Patent (EP) No. 62o744 with claims directed to contrast agents. Photogen had brought the opposition proceeding against the EP ‘744 patent in the European Patent Office. The EP ‘744 is a counterpart to the patents that are the subject of the Company’s suit against Amersham in the United States described above.

The Company believes the allegations in the counterclaims are without merit and intends to defend against the lawsuits vigorously. The Company cannot predict the likely outcome of these lawsuits, and an adverse result in the lawsuit could have a material adverse affect on the Company. Although the ultimate outcome of these matters is not presently determinable, management believes that the resolution of all such pending matters will not have a material adverse effect on the Company’s financial position or liquidity; however, there can be no assurance that the ultimate resolution of these matters will not have a material impact on the Company’s results of operations in any period.

6. Income Tax

The Imagent Business was a product line within Alliance and was not a separate legal taxable entity for federal, state or local income tax purposes and therefore, a provision for income taxes has not been presented in these statements.

(b)                   Pro Forma Financial Information.

PHOTOGEN TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The accompanying unaudited pro forma combined condensed statements of operations present the results of operations for Photogen Technologies, Inc., including the impact of the acquisition of the medical imaging business of Alliance Pharmaceutical Corp (the “Purchased Technology”) for the year ended December 31, 2002 and the six-month period ended June 30, 2003.  The acquisition was accounted for using the purchase method of accounting.  The pro forma information is as if the acquisition had been completed as of the beginning of the periods presented.

These unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information pursuant to Regulation S-K.  Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.  In the opinion of management, all adjustments (consisting of normal recurring accruals and adjustments related to the acquisition of the medical imaging business of Alliance Pharmaceutical Corp.) considered necessary for a fair presentation have been included.

The pro forma data give effect to actual operating results prior to the acquisition, adjusted to include the pro forma effect of:

•                                          Amortization of intangibles (totaling $15,136,282) of the Purchased Technology of $1,261,357 and $630,678 for the twelve- and six-month periods ended December 31, 2002 and June 30, 2003, respectively.  The estimated life of the purchased technology is twelve years.

•                                          The issuance of 4,183,659 shares of common stock related to the acquisition of the Purchased Technology incorporated into the calculation of weighted shares outstanding.

This pro forma information is not necessarily indicative of the actual results that would have been achieved had the Purchased Technology been acquired the first day of the Company’s twelve- or six-month periods, nor is it necessarily indicative of future results.

PHOTOGEN TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
AFTER GIVING EFFECT TO THE ACQUISITION
YEAR ENDED DECEMBER 31, 2002

	HISTORICAL PHOTOGEN	ALLIANCE ACQUIRED BUSINESS	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Operating expenses:
Research and development	$1,227,897	$12,775,087	$—		$14,002,984
Sales, general and administrative	4,030,083	5,079,930	—		9,110,013
Amortization of purchased technology	—	—	1,261,357	(b)	1,261,357
Restructuring charges	807,483	—	—		807,483
Total operating expenses	6,065,463	17,855,017	1,261,357		25,181,837

Loss from joint venture	(3,452,837)	—	—		(3,452,837)

Investment income	1,563	—	—		1,563

Interest expense	(418,466)	—	—		(418,466)
Loss from continuing operations	$(9,935,203)	$(17,855,017)	$(1,261,357)		$(29,051,577)

Basic and diluted loss from continuing operations per common share	$(0.98)				$(2.02)

Weighted average shares used in per share calculation – Basic and diluted	10,187,619				14,371,265

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

PHOTOGEN TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF OPERATIONS
AFTER GIVING EFFECT TO THE ACQUISITION
YEAR ENDED JUNE 30, 2003

	HISTORICAL PHOTOGEN	ALLIANCE ACQUIRED BUSINESS	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Operating expenses:
Research and development	$820,442	$4,501,299	$—		$5,321,741
Sales, general and administrative	6,465,589	1,363,973	—		7,829,562
Amortization of purchased technology	—	—	630,678	(b)	630,678
Restructuring charges	—	—	—		—
Total operating expenses	7,286,031	5,865,272	630,678		13,781,981

Loss from joint venture	(4,997,545)	—	—		(4,997,545)

Investment income	6,813	—	—		6,813

Interest expense	(53,988)	—	—		(53,988)
Loss from continuing operations	$(12,330,751)	$(5,865,272)	$(630,678)		$(18,826,701)

Basic and diluted loss from continuing operations per common share	$(0.72)				$(0.90)

Weighted average shares used in per share calculation – Basic and diluted	17,105,467				21,010,215

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

PHOTOGEN TECHNOLOGIES, INC.
NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.                                       BASIS OF PRESENTATION

The unaudited pro forma combined condensed financial statements of Photogen Technologies, Inc. (“Photogen”) have been prepared using the purchase method of accounting based on the historical financial statements of Photogen Technologies, Inc. and the medical imaging business of Alliance Pharmaceutical Corp. (the “Purchased Technology”) for the year ended December 31, 2002 and the six-month period ended June 30, 2003.  The unaudited pro forma combined statements of operations assume consummation of the acquisition on January 1, 2002.  The unaudited pro forma combined financial statements also exclude the results of operations of Alliance Pharmaceutical Corp.’s business segments other than the medical imaging business.  The unaudited pro forma combined financial statements include the amortization expense of the intangible Purchased Technology and the effect on the weighted average shares for the common stock issued related to the business acquisition.

2.                                       PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

a.                                       PURCHASE PRICE

The purchase price of the net assets was based on the cash paid for the net assets acquired and estimated direct transaction costs to be incurred by Photogen.  The estimated direct costs of the transaction to be incurred by Photogen include advisory fees for attorneys and accountants and filing fees.  The estimates below are subject to change and the final amounts may differ substantially.

Acquisition of the medical imaging business of Alliance Pharmaceutical Corp.
Summary of Purchase Transaction
Issuance of common stock	$5,583,268
Common stock to be issued	5,043,226
Cash advances in prior year	1,255,000
Net current cash advances prior to acquisition	2,584,383
Cash paid at closing	669,117
Direct payments to vendors on behalf of Alliance	182,435
Acquisition Costs	1,254,205
Purchase Price	$16,571,634

Fair Value of Assets Acquired and Liabilities Assumed
Property, Plant and Equipment	$7,240,145
Purchased Technology	15,136,282
Assumption of debt to X-Mark	(2,500,000)
Assumption of Alliance liabilities	(3,304,793)
Fair Value of Assets Acquired	$16,571,634

b.                                      PURCHASED INTANGIBLE ASSETS AND AMORTIZATION

Intangible assets totaling $15,136,282 resulting from the acquisition of the medical imaging business are estimated by management based on the fair value of the assets received.  These intangible assets consist entirely of purchased technology.  The Statements of Operations include the estimated amortization expense of  $1,261,357 and $630,678 for the year ended December 31, 2002 and the six-month period ended June 30, 2003, respectively.  The Purchased Technology related to the medical imaging business is amortized on a straight-line basis over twelve years.

c.                                                               WEIGHTED AVERAGE SHARES OUTSTANDING

The weighted average shares outstanding were adjusted for the 4,183,659 shares of common stock issued related to the acquisition of the Purchased Technology.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed by the undersigned hereunto duly authorized.

PHOTOGEN TECHNOLOGIES, INC.

	By:	/s/ Brooks Boveroux
Brooks Boveroux, Chief Financial Officer

Dated: October 24, 2003